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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)

                                       and

                             COLUMN FINANCIAL, INC.
                                    (Seller)

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                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of April 1, 2001

                   -------------------------------------------

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                                TABLE OF CONTENTS
                                                                            Page



Section 1.    Transactions on or Prior to the Closing Date.....................1
Section 2.    Closing Date Actions.............................................1
Section 3.    Conveyance of Mortgage Loans.....................................2
Section 4.    Depositor's Conditions to Closing................................5
Section 5.    Seller's Conditions to Closing...................................7
Section 6.    Representations and Warranties of Seller.........................8
Section 7.    Obligations of Seller............................................9
Section 8.    Representations and Warranties of Depositor.....................11
Section 9.    Survival of Certain Representations, Warranties and Covenants...12
Section 10.   Accountant's Letters............................................12
Section 11.   Expenses; Recording Costs.......................................13
Section 12.   Notices.........................................................13
Section 13.   Examination of Mortgage Files...................................13
Section 14.   Successors......................................................13
Section 15.   Governing Law...................................................13
Section 16.   Severability....................................................14
Section 17.   Further Assurances..............................................14
Section 18.   Counterparts....................................................14
Section 19.   Treatment as Security Agreement.................................14
Section 20.   Recordation of Agreement........................................16

Schedule I    Schedule of Transaction Terms
Schedule II   Mortgage Loan Schedule
Schedule III  Mortgage Loans Constituting Mortgage Groups
Schedule IV   Mortgage Loans with Lost Mortgage Notes
Schedule V    Exceptions with Respect to Seller's Representations and Warranties

Exhibit A     Representations and Warranties of Seller Regarding the Mortgage
              Loans
Exhibit B     Form of Lost Mortgage Note Affidavit
Exhibit C     Form of Assignment of Mortgage(s) and Assignment of Assignment of
              Lessor's Interests in Leases, Rents and Profits
Exhibit D     Form of Seller's In-House Counsel Opinion

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                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of April 1, 2001, is made by and between COLUMN FINANCIAL, INC., a Delaware corporation ("Seller"), and CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor").

                                    RECITALS

     I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as
Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement.

     II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II. Depositor intends to deposit the Mortgage Loans and other assets into the Trust Fund created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the Certificates.

                                    AGREEMENT

     NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor and Seller agree as follows:

     Section 1. Transactions on or Prior to the Closing Date. On or prior to the Closing Date, Seller shall have delivered the Mortgage Files with respect to each of the Mortgage Loans listed in the Mortgage Loan Schedule to Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), against receipt by Seller of a trust receipt, pursuant to an arrangement between Seller and the Trustee.

     Section 2. Closing Date Actions. The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of (a) the Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and (b) the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing shall take place at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

          (i) Seller shall sell to Depositor, and Depositor shall purchase from Seller, the Mortgage Loans pursuant to this Agreement for the Mortgage Loan Purchase Price payable in accordance with instructions previously provided to Depositor by Seller. The Mortgage Loan Purchase Price (as defined herein) shall be paid by Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the Closing Date. The "Mortgage Loan Purchase Price" paid by Depositor shall be equal to [____]% of the aggregate outstanding principal balance of the Mortgage Loans, after giving effect to any scheduled monthly payments due on or prior to the Cut-off Date, plus accrued interest at the weighted average Mortgage Rate from the Cut-off Date to but not including the Closing Date.

          (ii) Pursuant to the terms of the Pooling and Servicing Agreement, Depositor shall sell all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Holders of the Certificates.

          (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase from Depositor, the Private Certificates pursuant to the Certificate Purchase Agreement.

          (iv) The Underwriters will offer the Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the Certificates pursuant to the Offering Circular.

     Section 3. Conveyance of Mortgage Loans. On the Closing Date, Seller shall sell, convey, assign and transfer, without recourse except as provided herein, to Depositor, free and clear of any liens, claims or other encumbrances, all of Seller's right, title and interest in, to and under each of the Mortgage Loans identified on the Mortgage Loan Schedule and all property of Seller described in
Section 19 of this Agreement, provided however, that Seller does not assign and expressly retains the right to receive any Two Rodeo Drive Exit Fee. On or prior to the Closing Date, each Mortgage File shall be delivered by Seller to the Trustee. Each Mortgage File shall contain the following documents:

          (a) the original Mortgage Note, or with respect to those Mortgage Loans listed in Schedule IV hereto, a "lost note affidavit" substantially in the form of Exhibit B hereto and a true and complete copy of the Mortgage Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase Agreement) by the Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2, without recourse, representation or warranty, express or implied";

          (b) a duplicate original Mortgage or a copy or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a copy of a certified copy or (C) a copy thereof from the applicable recording office and originals (or original or copies of certified copies from the applicable recording office) of any assignments


                                      -2-
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     thereof showing a complete chain of assignment from the related Mortgage
     Loan Originator to the Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

          (c) an original Assignment of Mortgage substantially in the form of Exhibit C hereto, in recordable form, either in blank or from the Mortgage Loan Seller to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2";

          (d) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the applicable Mortgage Loan Originator of the Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

          (e) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), substantially in the form of Exhibit C hereto in recordable form, either in blank or from the Mortgage Loan Seller to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2";

          (f) an original or true and complete copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the applicable Mortgage Loan Originator of the Mortgage Loan to Seller;

          (g) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, either in blank or from the Mortgage Loan Seller or the applicable Mortgage Loan Originator to "Wells Fargo Bank Minnesota, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CF2," which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan provided that such omnibus assignment is effective under applicable law;

          (h) originals or copies of all (A) assumption agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

          (i) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment or interim binder that is marked as binding and countersigned by the title company, insuring the


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     priority of the Mortgage as a first lien on the related Mortgaged Property, relating to such Loan;

          (j) the original of any guaranty of the obligations of the Borrower under the Loan;

          (k) except with respect to the NW Mortgage Loans, certified copies of all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Loan (and each assignee prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing thereon), and original UCC assignments in a form suitable for filing, sufficient to transfer such security interest to the Trustee;

          (l) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

          (m) with respect to any debt of a Borrower permitted under the related Loan, a subordination agreement, standstill agreement or other intercreditor agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents;

          (n) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

          (o) any Loan Agreement;

          (p) the original Residual Value Policy, if any;

          (q) the originals of letters of credit, if any, relating to the Loans, with evidence indicating beneficial transfer of ownership to the Trust;

          (r) the original environmental indemnity agreement, if any, related to any loan;

          (s) any environmental insurance policies;

          (t) with respect to the Credit Lease Loan, a copy of the credit lease and all other documents or amendments related thereto;

          (u) the original ground lease, if any, or a copy thereof, or a certified copy of a franchise agreement, if any; and

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          (v) any additional documents required to be added to the Mortgage File pursuant to this Agreement

     Notwithstanding the foregoing, in the event that, in connection with any Mortgage Loan, Seller cannot deliver an original recorded counterpart of any of the documents required to be delivered pursuant to clauses (b), (d), (f), (h),
(k) (with respect to UCC financing statements filed other than in accordance with the transfer contemplated by this Agreement) and (l) above with evidence of recording or filing thereon concurrently with the execution and delivery hereof, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, Seller shall deliver, or cause to be delivered, to the Trustee a duplicate original or true copy of such document certified by the applicable public recording or filing office to be a true and complete duplicate original or copy of the original thereof submitted for recording or filing.

     Notwithstanding the foregoing, in the event that Seller cannot deliver to the Trustee any UCC-2 or UCC-3 assignment with the filing information of the UCC-1 financing statement being assigned, solely because of a delay caused by the public filing office where such UCC-1 financing statement has been delivered for filing, Seller shall deliver or cause to be delivered to the Trustee a photocopy of such UCC-2 or UCC-3 assignment with the filing information left blank. Seller, promptly upon receipt of the applicable filing information of the UCC-1 financing statement being so assigned, shall deliver to the Trustee the original UCC-2 or UCC-3 assignment with all appropriate filing information set forth thereon.

     The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date, together with the accompanying interest payments, shall belong to Seller.

     Upon the sale of the Mortgage Loans from Seller to Depositor pursuant hereto, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller as seller of the Mortgage Loans hereunder, exclusive in each case of documents prepared by Seller or any of its affiliates solely for internal uses, shall immediately vest in Depositor and shall be forwarded by Seller to the Trustee by overnight mail for next-day delivery and retained and maintained, in trust, by the Trustee at the will of Depositor, in such custodial capacity only. All Monthly Payments, Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days of Seller's receipt thereof to the Servicer via wire transfer for deposit by the Servicer into the Collection Account.

     Section 4. Depositor's Conditions to Closing. The obligations of Depositor under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

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          (a) Each of the obligations of Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of Seller under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Seller or any of the Mortgage Loans and related Mortgage Files which, with notice or the passage of time, would constitute a material default under this Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller.

          (b) Depositor, or if directed by Depositor, the Trustee or Depositor's attorneys, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Depositor and Seller, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

               (i) the Mortgage Files, which shall have been delivered to and held by the Trustee on behalf of Seller;

               (ii) the Mortgage Loan Schedule;

               (iii) an officer's certificate of Seller, dated as of the Closing Date, with certified copies of the charter, by-laws, and a certificate of good standing dated as of a recent date of Seller;

               (iv) an opinion of Seller's in-house counsel, dated the Closing Date, in substantially the same form as Exhibit D attached hereto.

     Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made herein, and on certificates or other documents furnished by officers of Seller.

     In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the General Corporation Law of the State of Delaware and the laws of the State of New York and the United States and shall not be required to express any opinion with respect to the registration or qualification of the Certificates under any applicable state or federal securities laws.

     Such counsel shall state that, although such counsel has not specifically considered the possible applicability to Seller of any other laws, regulations, judgments, orders or decrees, no facts have been disclosed to such counsel that cause such counsel to conclude that any other consent, approval or action is required;

               (v) an opinion of Cadwalader, Wickersham & Taft, special counsel to Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as Depositor may approve):

               Assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes a valid and binding agreement of

               Seller, enforceable against Seller in accordance with its terms, except to the extent that enforcement hereof may be limited by
               (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, Seller.

     In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the laws of the State of New York and the United States to the extent specifically referred to.

               (vi) such other certificates of Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request.

          (c) The Seller shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and the Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of the Seller, any Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files. The Seller shall reasonably cooperate with the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties.

     Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

          (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Seller under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of Depositor.

          (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

               (A) an officer's certificate of Depositor, dated as of the Closing Date, with the resolutions of Depositor authorizing the transactions set forth therein, together

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          with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

               (B) such other certificates of its officers or others and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

     Section 6. Representations and Warranties of Seller.

          (a) Seller represents and warrants to Depositor as of the date hereof, as follows:

               (i) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

               (ii) Neither the execution and delivery by Seller of this Agreement, nor the compliance by Seller with the provisions hereof, nor the consummation by Seller of transactions contemplated by this Agreement will (I) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligations under, the certificate of incorporation or by-laws of Seller or, after giving effect to the consents or the taking of the actions contemplated by clause (II) of this subparagraph (ii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Seller or its properties or any of the provisions of any material indenture or mortgage or any other material contract or instrument to which Seller is a party or by which it or any of its properties is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument (other than pursuant to this Agreement) or (II) require the consent of or notice to, or any filing with, any person, entity or governmental body, which has not been obtained or made by Seller, except where, in any of the instances contemplated by clause (I) above or this clause
          (II), the failure to do so will not have a material adverse effect on any transactions relating to the sale of the Mortgage Loans by Seller.

               (iii) The execution and delivery by Seller of this Agreement, and the consummation of transactions contemplated by this Agreement on the terms set forth herein, have been duly authorized by all necessary corporate action on the part of Seller and are within the corporate power of Seller, and this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding instrument, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

               (iv) No consent, approval, authorization or order of, registration or filing with, or notice to any federal, state or local governmental authority or court that has not been obtained, made or given is required in connection with the execution, delivery and performance of this Agreement by Seller.

               (v) No litigation is pending or threatened against the Seller which would materially and adversely affect the validity of the Mortgage Loans, or the ability of the Seller to carry out any transactions relating to the sale of the Mortgage Loans by Seller.

               (vi) Except as set forth on Schedule V hereto, the representations and warranties contained in Exhibit A-1 and Exhibit A-2 hereto are true and correct in all material respects as of the Closing Date.

     Section 7. Obligations of Seller. Each of the representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, subject to Section 14 of this Agreement, notwithstanding any restrictive or qualified endorsement on the mortgage notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Seller pursuant to Section 6 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of any initial transferee of the Mortgage Loans from Depositor including, without limitation, the Trustee for the benefit of the Holders of the Certificates.

     If any Certificateholder, the Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect (as defined herein) in any Mortgage File, such party shall give notice to the Servicer, the Special Servicer, the Trustee and the Rating Agencies. If the Servicer or the Special Servicer determines that such Defect materially and adversely affects the value of any Loan or the interests of the Certificateholders therein, it shall give prompt written notice of such Defect to the Depositor, the Trustee, the Servicer, the Special Servicer and the Mortgage Loan Seller and shall request that (i) the Mortgage Loan Seller or (ii) in the event the Mortgage Loan Seller shall fail to act, Credit Suisse First Boston, acting through the Cayman Branch, not later than the earlier of 90 days from the receipt by the Mortgage Loan Seller of such notice or discovery by the Mortgage Loan Seller of such Defect, cure such Defect in all material respects or repurchase the affected Loan at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase Agreement.

     Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Loan and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; or (e) the absence from the Mortgage File of any required original letter of credit.

     Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein and the affected Loan shall be repurchased by the Mortgage Loan Seller within 60 days following its receipt of notice pursuant to Section 2.03 of the Pooling and Servicing Agreement.

     Within 90 days of the receipt of written notice by Seller of a breach (a "Breach") of any of the representations, warranties or covenants of Seller with respect to the Mortgage Loans set forth in Exhibit A to this Agreement (or, if any such Breach would cause the Mortgage Loan to be other than a "qualified mortgage" under Section 860G(a)(3) of the Code, within 90 days of discovery of the Breach) which, in either case, materially and adversely affects either (i) the interests of Depositor or the Certificateholders in the related Mortgage Loan or (ii) the value of the related Mortgage Loan, Seller shall cure such Breach and, if Seller does not correct or cure such Breach within such period, or if such Breach cannot be so cured, then Seller shall purchase the affected Mortgage Loan at the Purchase Price pursuant to Section 2.03 of the Pooling and Servicing Agreement. If Seller is required to repurchase any Mortgage Loan that is part of a Mortgage Group (as defined herein), Seller shall also be required to repurchase the remaining Mortgage Loans in such Mortgage Group, unless the Crossed Loan Repurchase Criteria have been satisfied. The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such appraisal has been approved by the Seller (such approval not to be unreasonably withheld). For purposes of this paragraph, a "Mortgage Group" is any group of Mortgage Loans identified as a Mortgage Group on Schedule III to this Agreement.

     Notwithstanding the foregoing, upon the receipt of notice from either the Borrower under the Mortgage Loan identified as Loan No. 25 on the Mortgage Loan Schedule (the "Accor-California South Loan") or the Depositor or any successor or assign thereof, that such Borrower intends to defease the Accor-California South Loan on a date on or prior to the second anniversary of the Startup Day of the Lower-Tier REMIC (the "Prepayment Date"), the Seller shall repurchase such Mortgage Loan on or prior to such Prepayment Date at the Repurchase Price, plus a Yield Maintenance Premium (together the "Accor Repurchase Price"), by payment of such Accor Repurchase Price by wire transfer of immediately available funds to the account designated by the then owner.

     As used herein, "Yield Maintenance Premium" means an amount equal to the sum of (A) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the maturity date of the Accor-California South Mortgage Loan (the "Accor Maturity Date") determined by discounting such payments at the Discount Rate. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Accor-California South Loan on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the interest rate borne by the Accor-California South Mortgage Loan and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Accor Maturity Date.

     The Purchase Price for any repurchased Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by Depositor or its assignee, and Depositor or its assignee, upon receipt of such funds, shall promptly release the related Mortgage File or cause it to be released, to Seller and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in Seller title to any Mortgage Loan released pursuant hereto. The Depositor or the Servicer, as applicable, shall deliver to Seller an officer's certificate setting forth the calculation of the Purchase Price.

     Section 8. Crossed Loans.

     With respect to any Crossed Loan conveyed hereunder, to the extent that the Seller repurchases an affected Crossed Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Loans, the Seller and the Depositor agree to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans or Crossed Loans held by such party, then both parties agree to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.

     Section 9. Rating Agency Fees; Costs and Expenses Associated with a Defeasance.

     The Seller shall pay all Rating Agency fees associated with an assumption of a Mortgage Loan to the extent such fees have not been paid by the related Borrower (if required pursuant to the related Loan Documents). The Seller shall pay all reasonable costs and expenses associated with a defeasance of a Mortgage Loan to the extent such fees have not been paid by the related Borrower (if required pursuant to the related Loan Documents).

     Section 10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller as of the date hereof, as follows:

          (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

          (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require the consent of or notice to, or any filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

          (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law) and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

          (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

     Section 11. Survival of Certain Representations, Warranties and Covenants. The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under Sections 7 and 11 of this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

     Section 12. Accountant's Letters. On or before the Closing Date, Arthur Andersen LLP will have reviewed the characteristics of the Mortgage Loans described in (a) the Mortgage Loan Schedule attached hereto and set forth as an exhibit to the Pooling and Servicing Agreement and (b) the computer disk prepared by Seller and provided to Depositor and will compare those characteristics to, and ensure their agreement with (i) the description of the Mortgage Loans contained in the Prospectus Supplement and the Offering Circular, respectively; (ii) original documentation and files of Seller maintained with respect to each Mortgage Loan; and (iii) if applicable, information with respect to such Mortgage Loans contained in the report on Form 8-K to be filed by Depositor with the Commission in connection with the offering of the Certificates. Seller will cooperate with Depositor and Arthur Andersen LLP in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in this Section 10 and to deliver the letters required of them under the Underwriting Agreement and the Certificate Purchase Agreement.

     Section 13. Expenses; Recording Costs. Seller agrees to pay to Depositor or its designee all recording and filing fees incurred in connection with the recording or filing of the documents listed in Section 3 of this Agreement.

     Section 14. Notices. All communications hereunder will be in writing, and,
(a) if sent to Depositor, will be mailed, delivered or telecopied and confirmed to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, 5th Floor, New York, New York 10010, Attention: Allan J. Baum, Telecopy
No.: (212) 325-8162; and (b) if sent to Seller, will be mailed, delivered or telecopied to it at Column Financial, Inc., 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: President, Telecopy No.: (404) 239-0419.

     Section 15. Examination of Mortgage Files. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage Files available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller. The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

     Section 16. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller and Depositor and their respective successors and legal representatives, and nothing expressed in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; it being understood that (a) the indemnities of Seller contained in that certain Indemnification Agreement dated April 18, 2001 among Seller, Depositor and the Underwriters, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriters and the Initial Purchaser and any person or persons who control Depositor, the Underwriters and the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, and (b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 9 of this Agreement, may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor because of such ownership.

     Section 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES.

     Section 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     Section 19. Further Assurances. Depositor and Seller agree to execute and deliver such instruments and take such actions as the other parties may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     Section 20. Counterparts. This Agreement may be executed in counterparts (and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

     Section 21. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

          (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

          (b) the conveyance provided for in this Agreement shall hereby grant from Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

               (i) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in the Mortgage Loans, including the related Mortgage Notes, Mortgages and title, hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule, including all replacement Mortgage Loans, and all distributions with respect thereto payable after the Cut-off Date;

               (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

               (iii) all cash and non-cash proceeds of the collateral described in (i) and (ii) above payable after the Cut-off Date;

          (c) the possession by Depositor or its assignee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305 and 9-115 thereof) as in force in the relevant jurisdiction; and

          (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law. Seller, Depositor or their assignee at the direction of Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

     Section 22. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense at the direction of Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan Purchase Agreement to be duly executed and delivered as the date first above written.

                                    COLUMN FINANCIAL, INC.,
                                       as Seller

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                                    SECURITIES CORP.,
                                       as Depositor

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: Vice President

                                                                      SCHEDULE I


                          SCHEDULE OF TRANSACTION TERMS

     This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of April 1, 2001, between Column Financial, Inc. (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). Capitalized terms used herein without definition have the meanings given them in or by reference in the Agreement or, if not defined in the Agreement, in the Pooling and Servicing Agreement, the Underwriting Agreement or the Certificate Purchase Agreement, as the case may be.

     "Borrower" means the borrower under the Mortgage Loan.

     "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated April 18, 2001, between Depositor and the Initial Purchaser.

     "Certificates" means each class of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CF2.

     "Closing Date" means April 24, 2001.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Crossed Loan" means any Mortgage Loan which is cross-defaulted and cross-collateralized with any other Mortgage Loan.

     "Cut-off Date" means, the applicable Due Date for each Mortgage Loan occurring in April 2001.

     "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Seller in connection with the related Mortgage, if any.

     "Initial Purchaser" means Credit Suisse First Boston Corporation.

     "Investment Officer" means any employee of Seller designated by Seller as an "investment officer" or whose title includes the words "investment officer."

     "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

     "Mortgage Loan Pool" means the pool of Mortgage Loans, which are the primary assets of the Trust Fund.

     "Mortgage Loan Purchase Price" means the amount described in Section 2 of the Agreement.

     "Mortgage Loans" means the mortgage loans to be sold to Depositor pursuant to the Agreement, specifically identified in the Mortgage Loan Schedule to the Agreement.

     "Offered Certificates" means the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates.

     "Offering Circular" means the confidential offering circular dated April 18, 2001, describing certain classes of the Certificates.

     "Originator" means any institution which originated a Mortgage Loan for a related Borrower.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of April 1, 2001, among the Servicer, the Special Servicer, Depositor and the Trustee, including the Mortgage Loan Schedule annexed thereto.

     "Primary Collateral" means the portion of the Mortgaged Property securing the Crossed Loan that is encumbered by a first mortgage lien.

     "Prospectus" means the Prospectus, dated March 5, 2001.

     "Prospectus Supplement" means the Prospectus Supplement, dated April 18, 2001, relating to the Offered Certificates.

     "Two Rodeo Drive Exit Fee" means any "exit fee" or similar fee payable by the related borrower under the terms of the Note and Mortgage pursuant to the Mortgage Loan identified as Two Rodeo Drive on the Mortgage Loan Schedule.

     "Underwriters" means Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and Goldman Sachs & Co.

     "Underwriting Agreement" means the Underwriting Agreement, dated April 18, 2001, between Depositor and the Underwriters.

                                                                   SCHEDULE II-A

                             MORTGAGE LOAN SCHEDULE







                                      IIA-1

                                                                   SCHEDULE II-B

                MORTGAGE LOAN SCHEDULE (LOANS SOLD BY NW TO CSFB)






                                     IIB-1

                                                                    SCHEDULE III

                   MORTGAGE LOANS CONSTITUTING MORTGAGE GROUPS






                                     III-1

                                                                     SCHEDULE IV

                         MORTGAGE LOANS WITH LOST NOTES

                                                                      SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES


     Reference is made to the Representations and Warranties contained in Exhibit A corresponding to the roman numerals listed below:

                    [CURRENTLY PROVIDED AS SEPARATE DOCUMENT]

EXHIBIT A-1

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                  REGARDING THE MORTGAGE LOANS ON SCHEDULE II-A

     (i) The Seller represents and warrants with respect to each Mortgage Loan, as applicable, that as of the date hereof:

TO BE ADDED WHEN FINAL REPS HAVE BEEN NEGOTIATED








                                     A-1-1

EXHIBIT A-2

                         REPRESENTATIONS AND WARRANTIES
                REGARDING THE MORTGAGE LOANS ON SCHEDULE II-B

     Seller represents and warrants with respect to each Mortgage Loan, as applicable, that, except as set forth on Exhibit _ annexed hereto and made a part hereof, the following statements are true and correct in all material respects, as of the date hereof:

                 TO BE ADDED WHN FINAL REPS HAVE BEEN NEGOTIATED





                                      A-2-1

                                    EXHIBIT B

                             AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

     __________________________, __________________________, being duly sworn, deposes and says:

     1. that he is an authorized signatory of Column Financial, Inc. ("Column");

     2. that Column is the owner and holder of a mortgage loan in the original principal amount of $ secured by a mortgage (the "Mortgage") on the premises known as located in ;

     3. (a) that Column, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

     a note in the original sum of $_____________ made by _____________, to Column Financial, Inc., under date of _____________ (the "Note");

     4. that the Note is now owned and held by Column;

     5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

     6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except Column; and

     7. upon assignment of the Note by Column to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by the Depositor to the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2001-CF2 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by Column to the Trustee) Column covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of Column's or the Depositor's failure to deliver said original Note to the Trustee.



                                          COLUMN FINANCIAL, INC.


                                          By:
                                             --------------------
                                             Authorized Signatory

Sworn to before me this

_____ day of April [__], 2001




                                     A-2-2

                                    EXHIBIT C

                                     FORM OF
                          ASSIGNMENT OF MORTGAGE(S) AND
                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS

     KNOW ALL MEN BY THESE PRESENTS:

     THAT, as of _________, 2001, Column Financial, Inc., a Delaware corporation, whose address is 3414 Peachtree Avenue, N.E., Suite 1140, Atlanta, Georgia 30326 ("ASSIGNOR") in consideration of ten and 00/100 ($10.00) dollars and other good and valuable consideration, paid by Wells Fargo Bank Minnesota, N.A., as trustee for Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CF2, whose address is 45 Broadway, New York, New York 10001 ("ASSIGNEE"), receipt of which is acknowledged by ASSIGNOR, hereby sells, assigns, transfers, sets over and conveys unto the ASSIGNEE certain mortgage(s) and assignments of leases, rents and profits and other collateral documents as follows:

                See Schedule "A" attached hereto and incorporated
                            herein by this reference.

     TOGETHER with the note(s), debt(s) and claim(s) secured by said mortgage(s) and the covenants contained in said mortgage(s), together with all amendments, supplements and modifications thereto and all liens, financing statements, guaranties and security interests securing the payment of such notes, including, without limitation, any other documents recorded in the real property records of the jurisdiction in which the real property covered by the mortgage(s) is located with respect to such notes, and any other documents, agreements, instruments or property relating to such loan(s) and all right, title, interest, claims, demands, causes of action and judgments securing or relating to such loan(s); TO HAVE AND TO HOLD the same unto the ASSIGNEE and to the successors, legal representatives and assigns of the ASSIGNEE forever.

     THIS ASSIGNMENT is made without recourse or representation or warranty of any kind or nature, express or implied except as expressly set forth in that certain Mortgage Loan Purchase Agreement, dated as of April 1, 2001 between ASSIGNOR and Credit Suisse First Boston Mortgage Securities Corp.

     IN WITNESS WHEREOF, the ASSIGNOR has duly executed this Assignment the __ day of ________ 2001.

IN PRESENCE OF:___


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:

STATE OF                )
                        )  ss.:
COUNTY OF               )

     On this _______ day of ______, 2001, before me the undersigned, a NOTARY PUBLIC OF _______________, personally appeared , as __________ of Column Financial, Inc., a Delaware corporation, who, I am satisfied, was the maker of the foregoing instrument and who then stated and acknowledged to me that, as such officer and maker (1) he was authorized to execute the foregoing instrument on behalf of said limited liability company and (2) he executed said instrument as the act and deed of said limited liability company.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the day and year last above written.



                                       Signature______________________________
                                       Print Name_____________________________
                                       Residing at____________________________
                                                  ____________________________

                                                A NOTARY PUBLIC OF____________

[AFFIX SEAL]                      My Commission expires on____________________

                             ASSIGNMENT OF MORTGAGE
                                       AND
                 ASSIGNMENT OF ASSIGNMENT OF LESSOR'S INTERESTS
                          IN LEASES, RENTS AND PROFITS


                             COLUMN FINANCIAL, INC.
                                       TO
                  WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE


                              RECORD AND RETURN TO:

                                    Exhibit D

                    Form of Seller's In-House Counsel Opinion







                                      D-1